Verisign Reports Third Quarter 2016 Results

RESTON, VA - Oct. 27, 2016 - VeriSign, Inc. (NASDAQ: VRSN), a global leader in domain names and internet security, today reported financial results for the third quarter of 2016.

Third Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $288 million for the third quarter of 2016, up 8.2 percent from the same quarter in 2015. Verisign reported net income of $114 million and diluted earnings per share (diluted “EPS”) of $0.90 for the third quarter of 2016, compared to net income of $92 million and diluted EPS of $0.70 for the same quarter in 2015. The operating margin was 60.8 percent for the third quarter of 2016 compared to 58.1 percent for the same quarter in 2015.

Third Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $119 million and diluted EPS of $0.93 for the third quarter of 2016, compared to net income of $103 million and diluted EPS of $0.78 for the same quarter in 2015. The non-GAAP operating margin was 65.3 percent for the third quarter of 2016 compared to 62.7 percent for the same quarter in 2015. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“In addition to solid third quarter financial results, we are pleased to report that the .com Registry Agreement extension to 2024 has been approved by NTIA and the Root Zone Maintainer Agreement with ICANN is now in effect. Security and stability of the critical root zone publication process has been prioritized and addressed with these steps,” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended the third quarter with cash, cash equivalents and marketable securities of $1.8 billion, a decrease of $158 million from year-end 2015.

•	Cash flow from operations was $168 million for the third quarter of 2016, compared with $155 million for the same quarter in 2015.

•	Deferred revenues on Sept. 30, 2016, totaled $981 million, an increase of $19 million from year-end 2015.

•
During the third quarter, Verisign repurchased 2.2 million shares of its common stock for $177 million. At Sept. 30, 2016, $589 million remained available and authorized under the current share repurchase program which has no expiration.

•
For purposes of calculating diluted EPS, the third quarter diluted share count included 20.8 million shares related to subordinated convertible debentures, compared with 18.0 million shares for the same quarter in 2015. These represent diluted shares and not shares that have been issued.

Business Highlights

•
On Oct. 20, 2016, Verisign announced that the U.S. Department of Commerce approved the extension amendment to the .com Registry Agreement with the Internet Corporation for Assigned Names and Numbers, pursuant to which Verisign will remain the sole registry operator for the .com registry through November 30, 2024.

•
Verisign ended the third quarter with 144.1 million .com and .net domain name registrations in the domain name base, a 6.6 percent increase from the end of the third quarter of 2015, and a net increase of 0.90 million during the third quarter of 2016.

•	In the third quarter, Verisign processed 8.3 million new domain name registrations for .com and .net, as compared to 9.2 million for the same quarter in 2015.

•
The final .com and .net renewal rate for the second quarter of 2016 was 73.8 percent compared with 72.7 percent for the same quarter in 2015. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, and non-cash interest expense. Non-GAAP net income is decreased by amounts accrued, if any, during the period for contingent interest payable resulting from upside or downside triggers related to the subordinated convertible debentures and is adjusted for an income tax rate of 26 percent which differs from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s 4.625% senior notes due 2023 and 5.25% senior notes due 2025. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized loss (gain) on the contingent interest derivative on the subordinated convertible debentures and unrealized (gain) loss on hedging agreements.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.

The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EDT) to review the third quarter 2016 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-1475 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a global leader in domain names and internet security, enables internet navigation for many of the world’s most recognized domain names and provides protection for websites and enterprises around the world. Verisign ensures the security, stability and resiliency of key internet infrastructure and services, including the .com and .net domains and two of the internet’s root servers, as well as performs the root zone maintainer function for the core of the internet’s Domain Name System (DNS). Verisign’s Security Services include intelligence-driven Distributed Denial of Service Protection, iDefense Security Intelligence and Managed DNS. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether the U.S. Department of Commerce will approve any exercise by us of our right to increase the price per .com domain name, under certain circumstances, the uncertainty of whether we will be able to demonstrate to the U.S. Department of Commerce that market conditions warrant removal of the pricing restrictions on .com domain names and the uncertainty of whether we will experience other negative changes to our pricing terms; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions; security breaches; attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of the U.S. government’s transition of oversight of key internet domain name functions (the Internet Assigned Numbers Authority (“IANA”) function) and the related root zone maintainer function; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our target markets; the operational and other risks from the introduction of new gTLDs by ICANN and our provision of back-end registry services; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; challenging global economic conditions; economic and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; the impact of unfavorable tax rules and regulations; and our ability to continue to reinvest offshore our foreign earnings. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2015, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

©2016 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$177,785	$228,659
Marketable securities	1,579,926	1,686,771
Accounts receivable, net	15,767	12,638
Other current assets	21,490	39,856
Total current assets	1,794,968	1,967,924
Property and equipment, net	270,165	295,570
Goodwill	52,527	52,527
Deferred tax assets	12,819	17,361
Deposits to acquire intangible assets	145,000	2,000
Other long-term assets	22,500	22,355
Total long-term assets	503,011	389,813
Total assets	$2,297,979	$2,357,737
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$161,966	$188,171
Deferred revenues	693,598	680,483
Subordinated convertible debentures, including contingent interest derivative	626,862	634,326
Total current liabilities	1,482,426	1,502,980
Long-term deferred revenues	287,214	280,859
Senior notes	1,236,731	1,235,354
Deferred tax liabilities	344,179	294,194
Other long-term tax liabilities	116,667	114,797
Total long-term liabilities	1,984,791	1,925,204
Total liabilities	3,467,217	3,428,184
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares:324,088 at September 30, 2016 and 322,990 at December 31, 2015; Outstanding shares:105,095 at September 30, 2016 and 110,072 at December 31, 2015	324	323
Additional paid-in capital	17,123,629	17,558,822
Accumulated deficit	(18,290,506)	(18,625,599)
Accumulated other comprehensive loss	(2,685)	(3,993)
Total stockholders’ deficit	(1,169,238)	(1,070,447)
Total liabilities and stockholders’ deficit	$2,297,979	$2,357,737

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$287,554	$265,780	$855,896	$786,741
Costs and expenses:
Cost of revenues	49,807	47,218	149,142	143,792
Sales and marketing	18,647	20,966	58,431	67,677
Research and development	14,324	15,019	45,355	48,518
General and administrative	30,000	28,115	85,158	79,090
Total costs and expenses	112,778	111,318	338,086	339,077
Operating income	174,776	154,462	517,810	447,664
Interest expense	(28,919)	(28,544)	(86,582)	(79,064)
Non-operating income (loss), net	3,262	(3,975)	8,092	(6,329)
Income before income taxes	149,119	121,943	439,320	362,271
Income tax expense	(34,692)	(29,486)	(104,227)	(88,565)
Net income	114,427	92,457	335,093	273,706
Realized foreign currency translation adjustments, included in net income	—	—	85	(291)
Unrealized (loss) gain on investments	(485)	565	1,301	799
Realized gain on investments, included in net income	(11)	(26)	(78)	(99)
Other comprehensive (loss) income	(496)	539	1,308	409
Comprehensive income	$113,931	$92,996	$336,401	$274,115

Earnings per share:
Basic	$1.08	$0.82	$3.10	$2.38
Diluted	$0.90	$0.70	$2.58	$2.06
Shares used to compute earnings per share
Basic	106,307	112,955	107,982	115,235
Diluted	127,750	131,721	129,967	132,925

VERISIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$335,093	$273,706
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	44,114	46,554
Stock-based compensation	35,745	34,351
Excess tax benefit associated with stock-based compensation	(15,566)	(19,420)
Unrealized (gain) loss on contingent interest derivative on Subordinated Convertible Debentures	(2,411)	9,058
Payment of contingent interest	(13,385)	(10,759)
Amortization of debt discount and issuance costs	9,971	9,122
Other, net	(2,944)	(961)
Changes in operating assets and liabilities:
Accounts receivable	(3,536)	(1,319)
Prepaid expenses and other assets	17,814	2,967
Accounts payable and accrued liabilities	(8,285)	14,658
Deferred revenues	19,470	49,787
Net deferred income taxes and other long-term tax liabilities	56,397	55,203
Net cash provided by operating activities	472,477	462,947
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	3,029,699	1,965,767
Purchases of marketable securities	(2,917,743)	(2,443,865)
Purchases of property and equipment	(19,889)	(28,659)
Deposits to acquire intangible assets	(143,000)	—
Other investing activities	171	(3,666)
Net cash used in investing activities	(50,762)	(510,423)
Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	13,670	14,690
Repurchases of common stock	(501,934)	(492,575)
Proceeds from borrowings, net of issuance costs	—	492,237
Excess tax benefit associated with stock-based compensation	15,566	19,420
Net cash (used in) provided by financing activities	(472,698)	33,772
Effect of exchange rate changes on cash and cash equivalents	109	(33)
Net decrease in cash and cash equivalents	(50,874)	(13,737)
Cash and cash equivalents at beginning of period	228,659	191,608
Cash and cash equivalents at end of period	$177,785	$177,871
Supplemental cash flow disclosures:
Cash paid for interest	$84,930	$68,678
Cash paid for income taxes, net of refunds received	$14,474	$13,289

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2016		2015
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$174,776	$114,427	$154,462	$92,457
Adjustments:
Stock-based compensation	12,854	12,854	12,222	12,222
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures		(1,440)		4,747
Non-cash interest expense		3,381		2,994
Contingent interest payable on subordinated convertible debentures		(3,639)		(3,020)
Tax adjustment		(6,979)		(6,625)
Non-GAAP	$187,630	$118,604	$166,684	$102,775

Revenues	$287,554		$265,780
Non-GAAP operating margin	65.3%		62.7%
Diluted shares		127,750		131,721
Diluted EPS, non-GAAP		$0.93		$0.78

	Nine Months Ended September 30,
	2016		2015
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$517,810	$335,093	$447,664	$273,706
Adjustments:
Stock-based compensation	35,745	35,745	34,351	34,351
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures		(2,411)		9,058
Non-cash interest expense		9,971		8,656
Contingent interest payable on subordinated convertible debentures		(10,406)		(8,477)
Tax adjustment		(18,550)		(16,959)
Non-GAAP	$553,555	$349,442	$482,015	$300,335

Revenues	$855,896		$786,741
Non-GAAP operating margin	64.7%		61.3%
Diluted shares		129,967		132,925
Diluted EPS, non-GAAP		$2.69		$2.26

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below (in thousands):

	Three Months Ended September 30,
	2016	2015
Net Income	$114,427	$92,457
Interest expense	28,919	28,544
Income tax expense	34,692	29,486
Depreciation and amortization	14,697	14,934
Stock-based compensation	12,854	12,222
Unrealized (gain) loss on contingent interest derivative on the subordinated convertible debentures	(1,440)	4,747
Unrealized loss (gain) on hedging agreements	460	(479)
Non-GAAP Adjusted EBITDA	$204,609	$181,911

Four Quarters Ended September 30, 2016
Net income	$436,623
Interest expense	115,149
Income tax expense	128,076
Depreciation and amortization	59,051
Stock-based compensation	47,469
Unrealized loss on contingent interest derivative on the subordinated convertible debentures	2,661
Unrealized loss on hedging agreements	113
Non-GAAP Adjusted EBITDA	$789,142

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenues	$1,779	$1,722	$5,367	$5,202
Sales and marketing	1,129	1,683	4,219	4,800
Research and development	1,676	1,478	4,966	4,890
General and administrative	8,270	7,339	21,193	19,459
Total stock-based compensation expense	$12,854	$12,222	$35,745	$34,351